UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                   FORM 8-K/A


                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934


          Date of Report (Date of earliest reported): February 23, 2004



                           EUROWEB INTERNATIONAL CORP.
               (Exact name of registrant as specified in charter)



 Delaware                          1-1200                     13-3696015
(State or other jurisdiction     (Commission                (IRS Employer
 of incorporation)                File Number)             Identification No.)



                   1122 Budapest, Varosmajor utca 13. Hungary
               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code: +36-1-8897101



                         INFORMATION INCLUDED IN REPORT


Euroweb International Corp. filed a Form 8-K dated March 9, 2004 with regard to the acquisition of the 100% of the issued and outstanding shares of Elender Rt. without the required financial information. Accordingly, Euroweb International Corp. is filing this Form 8-K/A to include that financial information.

ITEM 2.  Acquisition or Disposition of Assets

On February 23, 2004, Euroweb International Corp., a Delaware corporation (the "Company"), entered into a Shares Purchase Agreement with Vitonas Investments Limited, a company with registered seat in Cyprus ("Vitonas"), Certus Kft., a Hungarian corporation ("Certus") and Rumed 2000 Kft., a Hungarian corporation ("Rumed" and collectively with Vitonas and Certus the "Seller"), to acquire Seller's 100% interest in Elender Business Communications Services Ltd., a Hungarian corporation ("Elender" or "Elender Rt"). Elender is an Internet service provider located in Hungary that provides internet access to the corporate and institutional (public) sector and, amongst others, 2,300 schools in Hungary. The Closing of the Elender acquisition occurred on June 9, 2004.

The total purchase price paid by the Company for Elender was $9,500,000 as follows: (i) cash in the amount of $6,500,000; and (ii) 677,201 shares of the Company's common stock. The number of shares was calculated by dividing $3,000,000 by $4.43, which is the average trade weighted stock market price during the 60 days prior to signing of the binding term sheet between the parties. At Closing, Elender had debt valued at $2,900,000, consisting of a bank loan and a non-transferable shareholders loan payable by Elender to the Sellers. The Company guarantees the full repayment of the non-transferable shareholders loan in a period of one and a half years and, in addition, the Company has also placed in escrow 248,111 shares, which are to be issued to the Sellers in the event that there is a default in connection with the non-transferable shareholders loan. During the period that the Sellers hold an aggregate of 5% of the outstanding shares of common stock of the Company, they will be entitled to appoint a director to the Company's board. In addition, as long as the non-transferable shareholders loan is outstanding, the Sellers shall also be entitled to appoint a director to Elender's board or, in the alternative, the board of the Company's subsidiary managing the Company's Hungarian operations.

ITEM 7.  Financial Statements and Exhibits

 (a) Financial Statements of businesses acquired.

          Audited Financial Statements of Elender Rt. as of and for the years ended December 31, 2003 and 2002

          Unaudited Condensed Financial Statements of Elender Rt. as of March 31, 2004 and for the quarters ended March 31, 2004 and 2003

 (b) Pro forma financial statements

     1.   Unaudited pro forma consolidated balance sheet as of March 31, 2004

     2. Unaudited pro forma consolidated statement of operations for the year ended December 31, 2003

     3. Unaudited pro forma consolidated statement of operations for the quarter ended March 31, 2004

 (c) Exhibits.

Exhibit No.                         Description

10.1           Shares Purchase Agreement between Vitonas Investments  Limited, a

               Hungarian corporation, Certus Kft., a Hungarian corporation, Rumed 2000 Kft., a Hungarian corporation and Euroweb International Corp., a Delaware corporation, dated as of February 23, 2004. (Incorporated by reference to Form 8-K Current Report filed on March 9, 2004)

                  ELENDER Business Communications Services Rt.

                              Financial Statements

                           December 31, 2003 and 2002


                                TABLE OF CONTENTS



                                                                      Page

Independent Auditors' Report                                            2


Financial Statements:


         Balance Sheets                                                 3
         Statements of Operations                                       4
         Statements of Changes in Shareholders' Deficit                 5
         Statements of Cash Flows                                       6
         Notes to the Financial Statements                              7-17

                          Independent Auditors' Report

To the Shareholders of Elender Business Communications Services Rt.

We have audited the accompanying balance sheets of Elender Business Communications Services Rt. (the "Company") as of December 31, 2003 and 2002, and the related statements of operations, shareholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Elender Business Communications Services Rt. as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.



/s/ Deloitte
------------
Deloitte
Budapest, Hungary

July 2, 2004

                  Elender Business Communications Services Rt.
                                 Balance Sheets
                           December 31, 2003 and 2002
                                   In HUF'000

                                                                          2003                 2002
                                                                  -----------------      ---------------
ASSETS
  Current assets:
    Cash and cash equivalents                                               76,702              145,069
    Trade accounts receivable, net                                         201,152              548,471
    Related party receivables                                               54,663              181,477
    Prepaid and other current assets                                       257,631              150,692
                                                                  -----------------      ---------------
         Total current assets                                              590,148            1,025,709

  Property and equipment, net                                              920,909            1,156,048
  Investment in affiliate                                                  102,248              108,605
                                                                  -----------------      ---------------

    Total assets                                                         1,613,305            2,290,362
                                                                  =================      ===============

LIABILITIES AND SHAREHOLDERS' EQUITY
  Current liabilities:
    Trade accounts payable                                                 324,444              172,535
    Related party payables                                                  36,083              173,640
    Short term related party loan                                          166,515              367,793
    Short term portion of long term loan payable                            94,196              137,277
    Other current liabilities                                               58,278              124,655
    Accrued expenses                                                       203,361              160,331
    Deferred revenue                                                        11,196              266,092
                                                                  -----------------      ---------------
       Total current liabilities                                           894,073            1,402,323

    Long term related party loan                                           679,339              829,037
    Long term loan payable                                                  56,597              148,592
    Long term capital lease obligation                                       1,756                    -
                                                                  -----------------      ---------------
        Total long term liabilities                                        737,692              977,629

                                                                  -----------------      ---------------
       Total liabilities                                                 1,631,765            2,379,952
                                                                  -----------------      ---------------

   Commitments and contingencies (note 11)

   Shareholders' deficit
   Common stock, HUF 10,000 par value  (2,000 and 300 shares                20,000                3,000
   authorized, issued and outstanding as of December 31, 2003 and 2002, respectively)
   Additional paid in capital                                              501,874              331,874
   Accumulated deficit                                                    (540,334)            (424,464)
                                                                  -----------------      ---------------
      Total shareholders' deficit                                          (18,460)             (89,590)
                                                                  -----------------      ---------------


      Total liabilities and shareholders' deficit                        1,613,305            2,290,362
                                                                  =================      ===============

                 See accompanying notes to financial statements.

                  Elender Business Communications Services Rt.
                            Statements of Operations
                     Years Ended December 31, 2003 and 2002
                                   In HUF'000

                                                                         2003                2002
                                                                -------------------    ----------------
Third party revenue                                                      4,624,783           5,202,704
Related party revenue                                                       70,740             113,947
                                                                -------------------    ----------------
Total revenue                                                            4,695,523           5,316,651

Cost of  revenue (exclusive of depreciation and                          3,168,711           3,408,184
amortization shown separately below)
                                                                -------------------    ----------------

Gross profit                                                             1,526,812           1,908,467

Operating expenses
    Personnel expenses                                                     252,950             405,337
   Consulting, professional and directors fees                             297,215             224,149
   Other selling, general and administrative expenses
   (including THUF 234,570 and THUF 250,037 related
   party expenses in 2003 and 2002 respectively)
                                                                           638,397             824,429
   Depreciation and amortization                                           340,684             302,915
                                                                -------------------    ----------------
Total operating expenses                                                 1,529,246           1,756,830

(Loss)/income from operations                                               (2,434)            151,637

Other income/(expense)
Interest income                                                                350              13,106
Interest expense                                                          (110,195)            (53,295)
Foreign exchange gain, net                                                   2,766               5,446
                                                                -------------------    ----------------
Total other expense                                                       (107,079)            (34,743)
                                                                -------------------    ----------------

(Loss)/income before income taxes and equity in loss of
affiliate                                                                 (109,513)            116,894
Income taxes                                                                     -                   -
                                                                -------------------    ----------------
(Loss)/income before equity in loss of affiliate                          (109,513)            116,894
                                                                -------------------    ----------------
Equity in loss of affiliate                                                 (6,357)            (77,436)
                                                                -------------------    ----------------

Net (loss)/income                                                         (115,870)             39,458
                                                                ===================    ================

                 See accompanying notes to financial statements.

                  Elender Business Communications Services Rt.
                 Statements of Changes in Shareholders' Deficit
                     Years Ended December 31, 2003 and 2002
                      In HUF'000 (except number of shares)



                                          Common Stock             Additional       Accumulated    Shareholders'
                                      Shares*       Amount        paid in capital     Deficit         Deficit

January 1, 2002                              300          3,000               -       (463,922)         (460,922)
                                        =========    ===========    ============    ===========    ==============
Net income                                     -              -               -         39,458            39,458
Return of capital to parent                                            (210,959)                        (210,959)
Forgiveness of related party loan              -              -         542,833              -           542,833
                                        ---------    -----------    ------------    -----------    --------------
December 31, 2002                            300          3,000         331,874       (424,464)          (89,590)
                                        =========    ===========    ============    ===========    ==============
Issuance of common stock                   1,700         17,000               -              -            17,000
Net loss                                       -                              -       (115,870)         (115,870)
                                                              -
Forgiveness of related party loan              -              -         170,000              -           170,000
                                        ---------    -----------    ------------    -----------    --------------
December 31, 2003                          2,000         20,000         501,874       (540,334)          (18,460)
                                        =========    ===========    ============    ===========    ==============

* number of shares


                 See accompanying notes to financial statements.

                  Elender Business Communications Services Rt.
                            Statements of Cash Flows
                      Year Ended December 31, 2003 and 2002
                                   In HUF'000

                                                                               2003                  2002

Net (loss)/income                                                              (115,870)              39,458
Adjustments to reconcile net (loss)/income to net cash used in operating activities:
Depreciation and amortization                                                   340,684              302,915
Loss on sale of property and equipment                                           21,702               16,520
Equity in loss of affiliate                                                       6,357               77,436
Increase in allowance for doubtful receivables                                   16,239                8,337
Changes in assets and liabilities:
   Receivables                                                                  430,780              553,602
   Prepaid and other assets                                                      31,429               21,934
   Related party payables                                                      (137,557)            (982,846)
   Payables and other current liabilities                                       198,022              538,906
   Deferred revenue                                                            (254,896)             198,091
                                                                      ------------------    -----------------
Net cash provided by operating activities                                       536,890              774,353

Cash flows from investing activities:
Redemption of marketable securities                                                   -              155,034
Investment in affiliate                                                               -             (186,041)
Purchase of property and equipment                                             (184,871)            (708,389)
Proceeds from sale of property and equipment                                     48,666              165,667
                                                                      ------------------    -----------------
Net cash used in investing activities                                          (136,205)            (573,729)

Cash flows from financing activities:
Draw down of short-term and long-term loans from related parties
                                                                                103,514              497,812
Repayment of of short-term and long-term loans from related parties
                                                                               (454,487)            (242,801)
Draw down of short-term and long-term loans                                     125,000                    -
Repayment of short-term and long-term loans                                    (260,079)            (618,312)
Proceeds from issuance of shares                                                 17,000                    -
                                                                      ------------------    -----------------
Net cash used in financing activities                                          (469,052)            (363,301)

Decrease in cash and cash equivalents                                           (68,367)            (162,677)
Cash and cash equivalents, beginning of year                                    145,069              307,746
                                                                      ------------------    -----------------
Cash and cash equivalents, end of year                                           76,702              145,069
                                                                      ==================    =================

Supplemental Disclosures:

Cash paid for income taxes                                                            -                    -
                                                                      ==================    =================
Cash paid for interest                                                          (81,777)             (19,996)
                                                                      ==================    =================

Non-cash financing transactions:

Capital lease                                                                     2,201                    -
                                                                      ==================    =================
Forgiveness of related party loan                                               170,000              542,833
                                                                      ==================    =================

                 See accompanying notes to financial statements.

1.   Organization and Business

Elender Business Communications Services Rt was formed on October 23, 2003 at which time it legally merged with Elender Kft., an Internet Service Provider ("ISP") and three content providers Webigen Rt., Acquarius 2002 Rt. and Elender Web Kft., all of which were under common control at the time of the merger. Elender Rt., Elender Kft., Webigen Rt., Acquarius 2002 Rt. and Elender Web Kft are collectively referred to as "Elender" or the "Company." The Company began its operations in October 1995.

The Company operates in one industry segment, providing a full range of Internet related services. The Internet services provided by the Company include Internet access, web related services, consulting, application development, and other content services.

On February 23, 2004, Euroweb International Corp., a Delaware corporation, entered into a Shares Purchase Agreement with Vitonas Investments Limited, a company with registered seat in Cyprus ("Vitonas"), Certus Kft., a Hungarian corporation ("Certus") and Rumed 2000 Kft., a Hungarian corporation ("Rumed" and collectively with Vitonas and Certus the "Seller"), to acquire Seller's 100% interest in Elender.

2. Summary of Significant Accounting Policies

     Accounting Principles

          The financial statements and accompanying notes have been prepared in conformity with accounting principles generally accepted in the United States of America.

     Basis of presentation

          The financial statements comprise the accounts of Elender Rt, Elender Kft, Webigen Rt, Aquarius 2002 Rt and Elender Web Kft. Elender Kft acquired Webigen Rt. in December 2002 from a related party at book value, while Aquarius 2002 Rt and Elender Web Kft together with Webigen Rt. merged with Elender Kft. as of October 13, 2003. The acquisitions and mergers were made from an entity under common control (all of the companies were owned or controlled by Wallis group at the time of mergers in October 2003) and accordingly, the transactions were accounted in a manner similar to a pooling-of-interest in accordance with accounting principles generally accepted in the United States of America, with all prior periods being restated as if the entities were combined for all periods presented.

          All  material   intercompany   balances  and  transactions  have  been
          eliminated.


2.       Summary of Significant Accounting Policies Continued

     Use of estimates

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Business segment reporting

          Management has determined that the Company operates in one industry segment, providing Internet access and additional value added services to business customers and individuals. All of the Company's revenues are derived from the provision of such services.

     Fair value of financial instruments

          The carrying values of cash equivalents, notes and loans receivable, accounts payable, loans payable and accrued expenses approximate their fair values.

     Cash and cash equivalents

          Cash and cash equivalents include cash at bank and short-term deposits with maturity date of less than three months at the date of purchase.

2.   Summary of Significant Accounting Policies Continued

     Property and equipment

          Property and equipment are stated at cost less accumulated depreciation. Equipment purchased under capital leases is stated at the present value of minimum lease payments at the inception of the lease less accumulated depreciation. Leased assets are depreciated using a straight-line method over the estimated useful lives of the leased asset. The Company provides for depreciation of property and equipment using the straight-line method over the following estimated useful lives:

          Software                                               3 years
          Computer equipment                                     3 years
          Other furniture equipment and fixtures               3-5 years
          Vehicles                                               5 years

          Recurring maintenance on property and equipment is expensed as incurred.

     Long-lived assets

          In accordance with Statements of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," the Company periodically reviews long-lived assets for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable or that the useful lives of those assets are no longer appropriate. Each impairment test is based on a comparison of the undiscounted cash flows to the recorded value of the asset. If impairment is indicated, the asset is written down to its estimated fair value based on a discounted cash flow analysis.

     Invesment in affiliate

          The Company uses the equity method to account for its investments in non-marketable equity securities where it has an ownership interest of between 20-50%.




2. Summary of Significant Accounting Policies Continued

     Revenue recognition

          Revenue is recognized when earned. Revenues from Internet services are recognized in the month in which the services are provided, either based on monthly usage or on fixed monthly fees. Revenues for consulting services are recognized as the service is performed. The Company defers revenue recognition for payments on contracts for which services have not been performed.


     Cost of revenues

          Cost of revenues comprised principally of telecommunication network expenses, costs of content services and cost of leased lines.

     Barter transactions

          The Company periodically barters services for advertising credits. The Company is able to determine fair value based on comparable cash transactions for the services provided and for which the advertiser has the financial ability to pay cash. Revenue related to bartered services is recognized when the services are rendered. The barter advertising credits are initially recorded as an asset in "Prepaid and other current assets" and expensed in "Other selling, general and administrative expenses" when they are utilized. Barter transactions totaled approximately THUF 50,650 and THUF 102,902 during the years ended December 31, 2003 and 2002, respectively.

     Advertising costs

          Advertising costs are expensed as incurred and amounted THUF 156,832 and THUF 64,336 for the years ended December 31, 2003 and 2002, respectively.

     Foreign currency translation

          The  Company   considers  the  Hungarian  Forint  ("HUF")  to  be  its
          functional currency.

          Gains and losses from foreign currency transactions and the translation of monetary assets or liabilities not denominated in Hungarian forints are included in the income statements in the period in which they occur






2. Summary of Significant Accounting Policies Continued

     Income taxes

          Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities, net of appropriate valuation allowances, are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry-forwards. Deferred tax assets and liabilities, if any, are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     Recent accounting pronouncements

          On April 30, 2003, the Financial Accounting Standards Board ("FASB") issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" ("SFAS 149") which amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" to address (1) decisions reached by the Derivatives Implementation Group,
          (2) developments in other Board projects that address financial instruments, and (3) implementation issues related to the definition of a derivative. The Company has adopted this pronouncement and it has no material impact on its financial statements.



3. Trade accounts receivable

                                                         2003              2002
--------------------------------------------------------------------------------
Receivable                                            227,728           558,808
Less allowance for doubtful debts                     (26,576)          (10,337)
--------------------------------------------------------------------------------
Total                                                 201,152           548,471
                                                      =======           =======

The Company establishes allowance for bad debt to reduce receivables to their net realizable value. The allowance is determined on an account by account basis.




4. Prepaid and other current assets

                                                         2003            2002
--------------------------------------------------------------------------------
Unbilled revenues                                      92,787            53,059
Prepaid costs                                          15,773             7,600
Barter credits                                         92,050            64,936
Value added tax receivable                              7,578                 -
Loans                                                  15,000            10,023
Others                                                 34,443            15,074
--------------------------------------------------------------------------------
Total                                                 257,631           150,692
                                                      =======           =======

5. Property and equipment

Property and equipment as at December 31, 2003 and 2002 in THUF were as follows:

                                                         2003             2002
--------------------------------------------------------------------------------
Software                                              392,826           323,733
Computer equipment                                    983,077           958,606
Vehicles, furniture, fixtures and other               310,453           298,472
Total                                               1,686,356         1,580,811
Less accumulated depreciation                        (765,447)         (424,763)
Total property and equipment                          920,909         1,156,048
                                                      =======         =========

The gross value of assets recorded under capital lease obligation was THUF 2,319, while accumulated depreciation was THUF 89 as of December 31, 2003. As of December 31, 2002 there were no assets under capital lease obligations.


6.  Investment in affiliates

The Company owned 30.9% of the outstanding shares in Index Rt. as of December 31, 2003 and 2002. In March 2004, the Company sold its investment for THUF 171,920 to a related party. (See note 12). During 2003 and 2002 the Company recorded losses of THUF 77,436 and THUF 6,357, respectively, reflecting its proportional share of the operating losses of Index Rt.

7.  Related party transactions

The Company has entered into transactions with related parties both during the course of its normal operating activities and for financing its operations. These transactions are summarized below:

Financing transactions

The balance of long term related party loan liabilities as of December 31, 2003 and 2002 were as follows:

                                                      2003                 2002
--------------------------------------------------------------------------------
Vitonas Limited                                    528,818              609,652
Certus Kft.                                         76,427              102,552
Rumed    Kft.                                       74,094               89,304
Wems - Wallis related entity                             -               27,529
--------------------------------------------------------------------------------
Total long-term related party loans                679,339              829,037
                                                   =======              =======
The  expiration  date of all of the  related  party  loans was  October 7, 2007.
Interest rate is BUBOR (interbank credit interest rate in Budapest) + 1.5% (13.24% and 9.12% as of December 31, 2003 and 2002, respectively).

Based on the share purchase agreement of the Company, the repayment schedule of the related party loans was amended such that the maturity date is now December 31, 2005.

The balance of short term related party loan liabilities as of December 31, 2003 and 2002 were as follows:

                                                      2003                 2002
--------------------------------------------------------------------------------
Wallis   Rt.                                       166,515              367,793
--------------------------------------------------------------------------------
Total short-term related party loans               166,515              367,793
                                                   =======              =======

Interest rate is BUBOR + 1.5% (13.24% and 9.12% as of December 31, 2003 and 2002, respectively).

The Company recorded related party interest expense in the accompanying income statement of THUF 94,377 and THUF 16,552 in 2003 and 2002, respectively.

7.  Related party transactions, continued

During 2003 and 2002, certain loan liabilities were waived by related parties amounting to THUF 170,000 and THUF 542,833, respectively. The effect of the waivers has been shown as increase in additional paid-in-capital in the accompanying financial statements.

The schedule of principal payments on related party loans is as follows as of December 31, 2003:

Payments due in 2004                                  166,515
Payments due in2005                                   679,339
                                                      -------
Total related party loans                             845,854
                                                      =======

     Operating transactions


The Company provides Internet access and related services to the related parties. Total revenues generated from these services was THUF 70,740 and THUF 113,947 during 2003 and 2002, respectively

Related parties also provided the following services to the Company:

   -        Office rental
   -        Car rental
   -        Consulting and advisory
   -        Labour outsourcing
   -        Advertising and public relations
   -        Telephone

Total amount of these services purchased by Elender was approximately THUF 234,570 and THUF 250,037 during 2003 and 2002, respectively.

8.  Long-term loans

The Company has entered a loan agreement with Raiffeisen Bank Rt ("Bank") in a value of HUF 275,000,000 with an interest rate of BUBOR +2.25% (13.99% and 9.87% as of December 31, 2003 and 2002, respectively). The loan is payable in quarterly installments through October 22, 2005. The loan is guaranteed by the shares of the Company pledged as collateral and also guaranteed by Wallis Rt. In addition to the loan agreement, the Company also concluded an overdraft facility with the Bank in a value of HUF 100,000,000 with interest rate of BUBOR + 0.7% (12.44% and 8.32% as of December 31, 2003 and 2002). The facility will expire on August 31, 2004.

The outstanding balances were in THUF as follows at December 31:

                                                             2003          2002
--------------------------------------------------------------------------------
Long term loan                                            150,793       285,869
Short term portion of long term loan                      (94,196)     (137,277)
--------------------------------------------------------------------------------
Total long term loan payable                               56,597       148,592
                                                           ======       =======

The schedule of principal payments on long term loans is as follows as of December 31, 2003:

-----------------------------------------------------------------
Loan payable in 2004                                       94,196
Loan payable in 2005                                       56,597
-----------------------------------------------------------------
Total                                                     150,793
                                                          =======

There were no amounts drawn on the bank overdraft at December 31, 2003 and 2002.


9. Other current liabilities

                                                             2003          2002
--------------------------------------------------------------------------------
Value added tax payable                                         -        47,545
Local tax payable                                          22,286        21,291
Wages related taxes                                        29,199        36,935
Other                                                       6,793        18,884
--------------------------------------------------------------------------------
Total other current liabilities                            58,278       124,655
                                                           ======       =======

10. Accrued expenses

                                                             2003          2002
--------------------------------------------------------------------------------
Telecommunication expenses                                112,042        78,964
Interest                                                   28,068        20,193
Subcontractors and consultants                             35,281        20,970
Other                                                      27,970        40,204
--------------------------------------------------------------------------------
Total                                                     203,361       160,331
                                                          =======       =======
11.  Commitments and Contingencies

Lease agreements

Capital lease - In 2003, the Company entered into capital lease, which expires over the next four years. The following is a schedule of future capital lease payments (with initial or remaining lease terms in excess of one year) as of December 31, 2003 in THUF:

Short term lease obligation                                                 445
Long term lease obligation                                                1,756
--------------------------------------------------------------------------------
Total lease payments                                                      2,201
                                                                          =====
The current portion of the capital lease obligation is included in `Other current liabilities' in the accompanying balance sheets.

Operating lease - On January 1, 2002, the Company has entered a non-cancelable rental contract for its office space for the period of seven years with a related party. The monthly rental fee is HUF 5,400,000 (EUR 21,560). Rent expense included in the accompanying income statements was THUF 64,800 and THUF 64,800 in 2003 and 2002, respectively.

Following  are  the  Company's   commitments  under  its  non-cancelable   lease
obligations:

                                         Capital lease           Operating lease
2004                                               745                    64,800
2005                                               745                    64,800
2006                                               745                    64,800
2007                                               683                    64,800
2008                                                 -                    64,800
                                  ---------------------   ----------------------
Total                                            2,917                   324,000
                                  ---------------------   ======================
Less amount representing interest                 (716)
                                  ---------------------
Net minimum lease payments                       2,201
                                  =====================

There are no restrictions on dividends imposed by lease contracts.

12. Income taxes

The statutory corporate tax rate was 18% as of December 31, 2003 and 2002. The statutory rate will be 16 % effective from January 1, 2004. Owing to the taxable losses, the Company did not have any corporate income taxes payable for the years of 2003 and 2002.

The  following  summarizes  the Company's net deferred tax assets as of December
31:

                                                      2003                 2002
--------------------------------------------------------------------------------
Investment in affiliate                             13,407               12,390
Net operating loss carry forwards                   21,891               13,483
--------------------------------------------------------------------------------
Total deferred tax assets                           35,298               25,873
Less allowance                                     (35,298)             (25,873)
--------------------------------------------------------------------------------
Total                                                    0                    0

The losses incurred in the previous years can be carried forward for offset against future taxable profit. The carried forward taxable losses as of December 31, 2003 and 2002 were THUF 136,819 and THUF 84,272, respectively. Such losses expire beginning 2007 through 2008. The Company has recorded a full valuation allowance against its deferred tax assets, as management does not believe the assets will be realized.


13.  Subsequent events

In the first quarter of 2004, Elender Rt. has sold its investment in its affiliate (Index Rt) for HUF 171,920,000 to Wallis. The sale was affected through a reduction of the short-term related party loan liabilities due to Wallis.

The Company has concluded a new bank loan agreement with Commerzbank Rt on June 1, 2004. This loan agreement was signed and replaced the existing loan facilities with Raiffeisen and to increase the current loan facilities to HUF 350 million and the overdraft facilities limit to 450 million HUF. Amounts outstanding on the Raiffeisen Loan were repaid.

                                TABLE OF CONTENTS
                                -----------------


Financial Statements:


         Unaudited Condensed Balance Sheets
         Unaudited Condensed Statements of Operations
         Unaudited Condensed Statements of Cash Flows
         Notes to the Unaudited Condensed Financial Statements

                  Elender Business Communications Services Rt.
                       Unaudited Condensed Balance Sheets
                      March 31, 2004 and December 31, 2003
                                   In HUF'000


                                                                      March 31,             December 31,
                                                                        2004                    2003
                                                                  -----------------    -----------------
ASSETS
  Current assets:
    Cash and cash equivalents                                                  881               76,702
    Trade accounts receivable, net                                         364,622              201,152
    Related party receivables                                                    -               54,663
    Prepaid and other current assets                                       275,053              257,631
                                                                  -----------------    -----------------
         Total current assets                                              640,556              590,148

  Property and equipment, net                                              892,181              920,909
  Investment in affiliate                                                        -              102,248
                                                                  -----------------    -----------------

       Total assets                                                      1,532,737            1,613,305
                                                                  =================    =================

LIABILITIES AND SHAREHOLDERS' EQUITY
  Current liabilities:
    Trade accounts payable                                                 380,559              324,444
    Related party payables                                                       -               36,083
    Short term related party loan                                          182,191              166,515
    Short term portion of long term loan payable                           127,335               94,196
    Other current liabilities                                               54,407               58,278
    Accrued expenses                                                       267,607              203,361
    Deferred revenues                                                        6,932               11,196
                                                                  -----------------    -----------------
       Total current liabilities                                         1,019,031              894,073

    Long term related party loan                                           471,147              679,339
    Long term loan payable                                                     970               56,597
    Long term capital lease obligation                                       1,632                1,756
                                                                  -----------------    -----------------
        Total long term liabilities                                        473,749              737,692

                                                                  -----------------    -----------------
       Total liabilities                                                 1,492,780            1,631,765

    Commitments and contingencies

   Shareholders' deficit
   Common stock, HUF 10,000 par value (2,000 shares authorized,             20,000               20,000
   issued and outstanding)
   Additional paid in capital                                              501,874              501,874
                                                                  -----------------    -----------------
   Accumulated deficit                                                    (481,917)            (540,334)
                                                                  -----------------    -----------------
      Total shareholders' deficit                                           39,957              (18,460)

      Total liabilities and shareholders' equity/(deficit)               1,532,737            1,613,305
                                                                  =================    =================

       See accompanying notes to unaudited condensed financial statements.

                  Elender Business Communications Services Rt.
                  Unaudited Condensed Statements of Operations
                     Quarters Ended March 31, 2004 and 2003
                                   In HUF'000

                                                                        2004 Q1                 2003 Q1

Third party revenue                                                   1,180,403               1,146,974
Related party revenue                                                    20,458                  14,342
Total revenue                                                         1,200,861               1,161,316

Cost of revenues (exclusive of depreciation and                         825,502                 851,512
amortization shown sepatately below)
                                                             -------------------     -------------------

Gross profit                                                            375,359                 309,804

Operating expenses
   Personnel expenses                                                    56,249                  73,174
   Consulting, professional and directors fees                           85,428                  98,931
   Other selling, general and administrative expenses                   126,353                 134,736
   Depreciation and amortization                                         90,600                  71,317
                                                             -------------------     -------------------
     Total operating expenses                                           358,630                 378,158

Income/(loss) from operations                                            16,729                 (68,354)

Interest income                                                             727                     133
Interest expense                                                        (32,341)                (25,180)
Foreign exchange gain, net                                                3,630                   2,494
                                                             -------------------     -------------------
Total other expense                                                     (27,984)                (22,553)

Loss before income taxes and equity in loss of affiliate                (11,255)                (90,907)
Income taxes                                                                  -                       -
                                                             -------------------     -------------------
Loss before equity in loss of affiliate                                 (11,255)                (90,907)
Net gain from sale of equity investment                                  69,672                       -
                                                             -------------------     -------------------

Net income/(loss)                                                        58,417                 (90,907)
                                                             ===================     ===================



       See accompanying notes to unaudited condensed financial statements.

                  Elender Business Communications Services Rt.
                  Unaudited Condensed Statements of Cash Flows
                     Quarters Ended March 31, 2004 and 2003
                                   In HUF'000


                                                                                2004 Q1              2003 Q1
Cash flows from operating activities
Net profit/(loss)                                                                58,417              (90,907)
Adjustments to reconcile net profit to net cash used in operating activities:
Depreciation and amortization                                                    90,600               71,317
Gain from sale of equity investment                                             (69,672)                   -
Changes in assets and liabilities
Receivables                                                                    (108,807)             410,677
Prepaid and other assets                                                         24,267              (65,211)
Payables and other current liabilities                                           38,718              (73,075)
Deferred revenue                                                                 (4,264)
                                                                                                    (247,989)
                                                                      ------------------    -----------------
Net cash provided by operating activities                                        29,259                4,812

Cash flows from investing activities:
Purchase of property and equipment                                              (61,872)              (8,526)
                                                                      ------------------    -----------------
Net cash used in investing activities                                           (61,872)              (8,526)

Cash flows from financing activities:
Repayment of short-term and long-term loans                                     (43,208)             (39,988)
                                                                      ------------------    -----------------
Net cash used in financing activities                                           (43,208)             (39,988)

Decrease in cash and cash equivalents                                           (75,821)             (43,702)
                                                                      ------------------    -----------------
Cash and cash equivalents, beginning of period                                   76,702              100,068
Cash and cash equivalents, end of period                                            881               56,366
                                                                      ==================    =================

       See accompanying notes to unaudited condensed financial statements.

Basis of  presentation

     Elender Business Communications Services Rt. (the "Company") is a Hungarian Corporation, which is owned by Vitonas Investments Limited, a company with registered seat in Cyprus ("Vitonas"), Certus Kft., a Hungarian corporation
("Certus") and Rumed 2000 Kft. The Company is an Internet service provider in Hungary.

The accompanying unaudited condensed financial statements of the Company are stated in Hungarian Forints ("HUF") (the currency in Hungary) and have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission regarding interim financial information. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, these financial statements include all adjustments, consisting mainly of normal recurring accruals, necessary for a fair presentation of the results for the interim periods presented. Results for the interim periods are not necessarily indicative of the results for a full fiscal year. These unaudited condensed financial statements should be read in conjunction with the Company's audited financial statements and notes thereto as of and for the year ended December 31, 2003.

Material events

     In the first quarter of 2004, the Company sold its investment in its affiliate (Index Rt) for HUF 171,920,000 to Wallis. The sale was affected through a reduction of the short-term related party loan liabilities due to Wallis.

     The Company has concluded a new bank loan agreement with Commerzbank Rt on June 1, 2004. This loan agreement was signed and replaced the existing loan facilities with Raiffeisen and to increase the current loan facilities to HUF 350 million and the overdraft facilities limit to HUF 450 million. Amounts outstanding on the Raiffeisen Loan were fully repaid.

(b) Pro forma financial statements:

                           EUROWEB INTERNATIONAL CORP.
                                 AND ELENDER RT

              UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Basis of Preparation

     The accompanying unaudited pro forma consolidated financial statements give effect to the acquisition by Euroweb International Corporation of 100% of Elender Rt. for approximately $6,611,000 in cash consideration (including direct transaction costs of $111,000) and 677,201 shares of Euroweb International Corporation's common stock with a fair value of $2,898,420 less registration cost of $21,000. The acquisition will be accounted for using the purchase method of accounting. Under this method, the purchase price has been allocated to the assets and liabilities based on preliminary estimates. The final purchase price allocation will be calculated based on the transaction value and the fair values of Elender Rt. identifiable assets and liabilities at the date of closure as of June 10, 2004 and it will be presented in the 06/30/2004 quarterly report. Therefore, the actual goodwill amount, as well as other balance sheet items, could differ from the preliminary unaudited pro forma consolidated financial statements presented herein, and in turn affect items in the preliminary pro forma condensed consolidated statement of operations, such as intangible asset amortization and income taxes.

     The accompanying unaudited pro forma consolidated balance sheet as of March 31, 2004 and accompanying unaudited pro forma consolidated statements of operations for the year ended December 31, 2003 and the quarter ended March 31, 2004 were prepared based on the Company's interpretation of guidance issued by the United States Securities and Exchange Commission (specifically Article 11 of Regulation S-X). The unaudited pro forma consolidated statements of operations give effect to the acquisition as if it occurred on January 1, 2003. The unaudited pro forma consolidated balance sheet gives effect to the acquisition as if it occurred on March 31, 2004.

     Euroweb International Corporation has presented these unaudited pro forma consolidated financial statements for illustrative purposes only. The unaudited pro forma consolidated financial statements are not necessarily indicative of the actual results of operations or financial position that would have occurred had the acquisitions occurred on the dates indicated, nor are they necessarily indicative of future operating results or financial position. No account has been taken within the unaudited pro forma consolidated financial statements to any synergy or any severance and restructuring costs that may, or may be expected to, occur following the acquisition. The unaudited pro forma consolidated financial statements are only a summary and should be read in conjunction with the historical consolidated financial statements and related notes of Euroweb International Corporation and Elender Rt. and other information included or incorporated by reference in this current report.

     The pro forma adjustments described in the accompanying notes are based upon available information and certain assumptions that management believes are reasonable.

     All pro forma amounts are presented in U.S. dollars, the reporting currency of Euroweb International Corporation.

     There  were  no  business   transactions   between  Euroweb   International
Corporation and its subsidiaries and Elender Rt. during the periods presented.

                           Euroweb International Corp.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 March 31, 2004

                                                  Restated      Elender Rt.     Pro forma        N    Pro forma
                                                   Euroweb                     adjustments       o    Euroweb Int
                                                International                                    t     Corp and
                                                 Corporation                                     e    Elender Rt.
ASSETS                                               (C)            (D)
  Current assets:
    Cash and cash equivalents                     $12,050,485        $ 4,326      (6,611,000)    A       5,443,811
    Investment in securities                                -              -               -                     -
    Trade accounts receivable, net                  1,235,842      1,790,434               -             3,026,276
    Related party receivables                         748,285              -               -               748,285
    Current portion of note receivable                124,143              -               -               124,143
    Prepaid and other current assets                1,584,887      1,350,616                             2,935,503
                                                                                           -
         Total current assets                      15,743,642      3,145,376      (6,611,000)           12,278,018

  Note receivable, less current portion                     -              -               -                     -
  Investment in affiliate                                   -              -               -                     -
  Property and equipment                            2,727,193      4,380,952               -             7,108,145
  Assets under construction                            78,355              -               -                78,355
  Goodwill                                            566,000              -       5,814,228     A       6,380,228
  Intangibles- customer lists, brand name                   -              -       2,412,759             2,412,759
                                                  -----------     ----------      ----------           -----------
       Total assets                               $19,115,190     $7,526,328      $1,615,987           $28,257,505
                                                  ===========     ==========      ==========           ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
  Current liabilities:
    Trade accounts payable                         $1,638,049     $1,868,691               -            $3,506,740
    Related party payables                            913,211              -               -               913,211
     Related party loan payable                       240,608        894,628        (894,628)   AB         240,608
    Other loan payable                                      -        625,263       1,606,138    AB       2,231,401
    Other current liabilities                         998,387        267,159               -             1,265,546
    Accrued expenses                                  431,247      1,314,057               -             1,745,304
    Deferred IRU revenue                               46,000              -               -                46,000
    Deferred other revenues                           951,472         34,038               -               985,510
                                                  -----------     ----------      ----------           -----------
       Total current liabilities                    5,218,974      5,003,836         711,510            10,934,320

    Non-current portion of def. IRU revenue           831,834              -               -               831,834
    Non-current related party loan payable            962,435      2,313,513      (2,313,513)   AB         962,435
    Non-current other loan payable                          -          4,763         536,773    AB         541,536
    Non-current portion of lease obligations          219,239          8,013               -               227,252
                                                  -----------     ----------      ----------           -----------
       Total liabilities                            7,232,482      7,330,125      (1,065,230)           13,497,377

   Stockholders' equity
   Preferred stock, $.001 par value
   Common stock, $.001 par value                       24,129         92,514         (91,837)    A          24,806
   Additional paid-in capital                      48,227,764      2,286,091         590,652     A      51,104,507
   Accumulated deficit                            (35,206,856)    (1,758,641)      1,758,641     A     (35,206,856)
   Accumulated other comprehensive loss               (46,917)      (423,761)        423,761     A         (46,917)
   Treasury stock                                  (1,115,412)             -               -            (1,115,412)
                                                  -----------     ----------      ----------           -----------
      Total stockholders' equity                   11,882,708        196,203       2,681,217            14,760,128
                                                  -----------     ----------      ----------           -----------
      Total liabilities and stockholders'
   equity                                         $19,115,190     $7,526,328      $1,615,987           $28,257,505
                                                  ===========     ==========      ==========           ===========

                See accompanying notes to the unaudited pro forma
                       consolidated financial statements.

                           Euroweb International Corp.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2003

                                                Restated        Elender Rt.     Pro forma      N      Pro forma
                                                Euroweb                        adjustments     o      Euroweb Int
                                              International                                    t       Corp and
                                               Corporation                                     e      Elender Rt.
                                                   (C)               (D)
Revenues
Third party revenues                           $ 17,540,011     $ 20,677,738       316,283     B    $ 38,534,032
Related party revenues                            5,740,709          316,283      (316,283)    B       5,740,709
                                                ------------      -----------     ---------          ------------
              Total Revenues                     23,280,720       20,994,021             -            44,274,741

Cost of revenues
 Third party cost of revenues                     8,827,513       14,167,535             -            22,995,048
 Related party cost of revenues                   5,796,351                -             -             5,796,351
                                                ------------      -----------     ---------          ------------
              Total Cost of revenues             14,623,864       14,167,535             -            28,791,399
                                                ------------      -----------     ---------          ------------
   Gross profit                                   8,656,856        6,826,486             -            15,483,342

Operating expenses
   Compensation and related costs                 3,173,720        1,130,957             -             4,304,677
   Severance to officers                                  -                -             -                     -
   Consulting, professional and                   2,135,056        1,328,870             -             3,463,926
directors fees
   Other selling, general and                     2,723,012        2,854,319             -             5,577,331
administrative expenses
   Goodwill impairment                              980,538                -             -               980,538
   Impairment of intangibles                        100,364                -             -               100,364
   Depreciation and amortization                  1,727,796        1,523,222       804,253     A       4,055,271
                                                ------------      -----------     ---------          ------------
               Total operating expenses          10,840,486        6,837,368             -            18,482,107
                                                ------------      -----------     ---------          ------------
Loss from operations                             (2,183,630)         (10,882)     (804,253)           (2,998,765)

   Net interest income/(expense)                    344,571         (491,125)            -              (146,554)
  Foreign exchange gain, net                              -           12,366                              12,366

Loss before income taxes                         (1,839,059)        (489,641)     (804,253)           (3,132,953)
Provision for income taxes                           61,590                -             -                61,590
                                                ------------      -----------     ---------          ------------
   Equity in earnings (loss) of
affiliate                                           109,622          (28,422)            -                81,200

Net loss                                        $(1,791,027)      $ (518,063)     (804,253)          $(3,113,343)
                                                ============      ===========     =========          ============



Net loss per share, basic and diluted               (0.44)                                                (0.58)

Weighted aver. number of shares outst.          4,665,332                                             5,342,533

                     See accompanying notes to the unaudited
                  pro forma consolidated financial statements.

                           Euroweb International Corp.
                  UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF
                OPERATIONS FOR THE QUARTER ENDED MARCH 31, 2004

                                              Restated       Elender Rt.      Pro forma     Note  Pro forma
                                              Euroweb                        adjustments         Euroweb Int
                                           International                                          Corp and
                                            Corporation                                          Elender Rt.
                                                (C)              (D)
Revenues
Third party revenues                           $4,922,587        5,661,677          98,124   B   $10,682,388
Related party revenues                          1,490,767           98,124         (98,124)  B     1,490,767
                                                ---------        ---------         --------  -   -----------
              Total Revenues                    6,413,354        5,759,801               -        12,173,155

Cost of revenues
 Third party cost of revenues                   2,803,707        3,959,432               -         6,763,139
 Related party cost of revenues                 1,251,354                -               -         1,251,354
                                                ---------        ---------         --------      -----------
              Total Cost of revenues            4,055,061        3,959,432               -         8,014,493
                                                ---------        ---------         --------      -----------
   Gross profit                                 2,358,293        1,800,369               -         4,158,662

Operating expenses
   Compensation and related costs                 876,237          269,792               -         1,146,029
   Consulting, professional and                   411,179          409,746               -           820,925
directors fees
   Other selling, general and                     716,194          606,038               -         1,322,232
administrative expenses
   Depreciation and amortization                  290,081          434,553         201,063   A       925,697
                                                ---------        ---------         --------  -   -----------
               Total operating expenses         2,293,691        1,720,129        (201,063)        4,214,883

Loss from operations                               64,602           80,240        (201,063)          (56,221)

   Net interest income/(expense)                    7,841         (134,222)              -          (126,381)

Loss before income taxes                           72,443          (53,982)       (201,063)         (182,602)
Provision for income taxes                         31,583                -               -            31,583
                                                ---------        ---------         --------      -----------
   Gain from equity
investment                                              -          334,174               -           334,174

Net profit                                        $40,860         $280,192        (201,063)         $119,989
                                                =========        =========        =========      ===========


Net profit per share, basic and diluted              0.01                                               0.02

Weighted aver. number of shares outst.          4,665,332                                          5,342,533

               See accompanying notes to the unaudited pro forma
                       consolidated financial statements.

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(A)  To reflect the excess of acquisition  cost over the estimated fair value of
     net  assets  acquired  (goodwill).   The  purchase  price,  purchase  price
     allocation, and financing of the transaction are summarized as follows:

    Purchase price is calculated as as:

       Cash                                                                          $ 6,500,000
       Fair value of shares issued less registration cost                              2,877,420
       Direct acquisition expenditures                                                   111,000
                                                                                   -------------
    Total purchase consideration                                                       9,488,420

    Allocated to:
       Transferable shareholders loan                                                  1,065,230
       Fair value of Elender's assets acquired and
       liabilities assumed                                                               196,203
       Customer contracts                                                              2,412,759
                                                                                   -------------

    Excess purchase price over allocation to identifiable
    assets and liabilities (Goodwill)                                                $ 5,814,228
                                                                                   =============

          These unaudited pro forma consolidated financial statements reflect the preliminary allocation of the purchase price based on a preliminary fair value assessment of the assets acquired and liabilities assumed, and as such, the Company has assigned approximately $2.4 million to customer contracts intangible assets. These identified intangible assets will be amortized over a period of three years, which has been reflected as pro forma adjustment in the profit and loss statements. The purchase price allocation will be finalized upon the completion of intangible assets valuation.

          In accordance with Statement of Financial Accounting Standard ("SFAS") No. 142, Goodwill and Other Intangible Assets, goodwill is not amortized. Accordingly, there is no goodwill amortization expense in the pro forma consolidated statements of operations.

          The estimated total purchase price of approximately $9,488,420 consists of approximately $6,500,000 cash, $2,877,420 of Euroweb International's common stock, representing an estimated 677,201 shares and estimated direct transaction costs of approximately $111,000. Under US GAAP, securities issued in a purchase business combination should be valued at market prices for a reasonable period before and after the measurement date in determining the fair value of the securities issued. For the purposes of these unaudited pro forma consolidated financial statements, the purchase consideration has been estimated using a signing date of the transaction, as measurement date, of February 23, 2004. Accordingly, the Euroweb International's shares issued in consideration are valued based on the average closing price of the Company's common stock for the five consecutive trading days between February 19, 2004 and February 25, 2004, which was $4.28 per share.

(B) The selling parties will also receive Euroweb International shares during the acquisition of Elender Rt. Each of them will have less than 10% of ownership in Euroweb International Corporation, so they are not categorized as related parties and those transactions are shown as third party transactions. Elender Rt has an insignificant business relationship with Pantel Rt, the related party in respect to Euroweb International Corporation. Total of $3,208,141 short and long term related party loans of Elender has been reclassified as $1,606,138 short term and $536,773 long term third party loan, while $1,065,230 is owed to Euroweb International Corporation (transferable shareholder loan).

(C) Restated financial statements include the combined financial statements of Euroweb International Corporation and Euroweb Hungary Rt purchased in February 2004. According to SFAS No. 141, Business Combinations, transfers of net assets or exchanges of shares between entities under common control are required to be accounted for by the receiving entity at carryover or the predecessor basis of the transferring entity, so Euroweb Hungary is included in the books as if Euroweb Hungary had always been consolidated.

(D) The historical financial position and results of operations of Elender Rt. have been derived from Elender's historical financial statements (denoninated in Hungarian Forint) and translated, for the purpose of preparing pro forma financial information, into U.S. dollars using the following exchange rates:

     Consolidated pro forma balance sheet as of March 31, 2004 - 203.65 HUF/US$ (current exchange rate)

     Consolidated pro forma statements of operations for the year ended December 31, 2003 - 223.66 HUF/US$ (average exchange rate)

     Consolidated pro forma statements of operations for the quarter ended March 31, 2004 - 208.49 HUF/US$ (average exchange rate)

(E) No adjustments were made to reflect the income tax effect of increased amortization of intangibles since Euroweb International Corporation has significant net operating loss carryforwards and, therefore, does not expect to have taxable income in the foreseeable future.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            EUROWEB INTERNATIONAL CORPORATION
                                            (Registrant)

                                            By:  /s/ CSABA TORO
                                                 ---------------------
                                            Name:  Csaba Toro
                                            Title: Chief Executive Officer


Date:       July 23, 2004
            Budapest, Hungary



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